                                                                    EXHIBIT 10.2


                             CONSULTING AGREEMENT


          This Consulting Agreement ("Agreement") is made as of June __, 1999 ("Effective Date"), by and between Interactive Network, Inc., a corporation having its principal place of business at 1161 Old County Road, Belmont, California 94002 ("Company") and _____________________________, an individual, with a principal place of business at
_________________________________________________ ("Consultant").

          In consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1. Services. Consultant agrees to provide the services ("Services") specified in the Statement of Work (the "Statement of Work"). The Statement of Work has been attached hereto as Exhibit A. The Statement of Work shall be subject to all of the terms and conditions contained in this Agreement and shall become binding upon execution by each of the parties hereto and, upon execution, is hereby incorporated in this Agreement by reference. Consultant shall devote Consultant's best efforts to the performance of the Services set forth in each Statement of Work. Subject to compliance with Consultant's obligations hereunder, Consultant retains the discretion to determine appropriate methods by which Consultant performs the above Services; provided that the Services may not be subcontracted or otherwise transferred by Consultant, in whole or part, without the prior written consent of Company.

2.    Payment for Services; Benefits; Expenses; Taxes; Equipment.

          2.1. Payment for Services. As full compensation for the Services to be provided by Consultant pursuant to the Statement of Work, Company agrees to pay Consultant in such amounts, at such times and in such manner as is set forth in such Statement of Work.

          2.2. Benefits. Other than the compensation specified in Section 2.1, neither Consultant nor any employee or agent of Consultant shall be entitled to any direct or indirect compensation for Services performed hereunder. Without limitation of the generality of the foregoing, Consultant shall not be entitled to, and waives all rights to, any benefits provided by Company to its employees.

          2.3. Expenses. Consultant is responsible for paying all ordinary and necessary expenses arising from Consultant's performance of the Services, including travel expenses and any expenses incurred in negotiating the terms of any Project (as defined in Exhibit A). The Company shall, however, reimburse Consultant for all travel expenses reasonably incurred by Consultant to attend any meeting with the Company, in accordance with the Company's general policies, as they may be amended from time to time.

          2.4. Taxes. Consultant acknowledges and agrees that it shall be Consultant's obligation to report as income all compensation received by Consultant pursuant to this Agreement and to pay any withholding taxes, self-employment taxes, social security, unemployment or disability insurance or similar items, including interest and penalties thereon,

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

in connection with any payments made to the Consultant by the Company pursuant to this Agreement. The Company will make no deductions from any of the payments due to Consultant hereunder for state or federal tax purposes. Consultant agrees to indemnify and hold harmless the Company from any liability, including any taxes, interest and penalties the Company may be required to pay as a result of Consultant's failure to report such compensation or make such payments.

          2.5. Equipment. Unless otherwise agreed by the parties, Consultant shall furnish, at Consultant's sole expense, all equipment and materials used to perform the Services, including but not limited to, telephone lines, personal computers and modems.

3.    Proprietary Information.

          3.1. Proprietary Information. Consultant understands that its work as a consultant to Company will involve access to and creation of confidential, proprietary, and trade secret information of Company and its affiliates, licensors, suppliers, vendors, clients and/or customers (collectively, "Proprietary Information"). Proprietary Information includes, without limitation, any information, ideas and materials, in whatever form, tangible or intangible, (i) which may be marked or otherwise identified, orally or in writing, as confidential or proprietary, prior to, upon or promptly after receipt by Consultant or (ii) which Consultant should recognize from the circumstances surrounding the disclosure as Proprietary Information.
Proprietary Information further includes, without limitation, (a) information, ideas or materials of a technical or creative nature, such as technical know-how, research and development results, data, formulas, files, designs and specifications, computer source and object code, patent applications, and other materials and concepts relating to Company's products and processes and other intellectual property rights; (b) information, ideas or materials of a business nature, such as non-public financial information; information regarding profits, costs, marketing, purchasing, sales, customers, suppliers, contract terms, employees, and salaries; product development plans; business and financial plans and forecasts; and marketing and sales plans and forecasts; (c) all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared for the Company, or any affiliate, licensor, supplier, vendor, client or customer of the Company, or received by Consultant, in the course of Consultant's rendering of Services to the Company, including, without limitation, records and any other materials pertaining to Creations (as defined below); and (d) any other trade secrets, information, ideas or materials of or relating in any way to the past, present, planned or foreseeable business, products, developments, technology or activities of Company (or its affiliates, employees, licensors, suppliers, vendors, clients, customers or any other third parties to whom the Company owes a duty of confidentiality).

          3.2. Restrictions on Use and Disclosure. Consultant (i) shall hold all Proprietary Information in strict confidence and will use and reproduce such information only to the extent reasonably required to fulfill Consultant's obligations hereunder and for no other purpose, and only for the benefit of Company (and not for the benefit of Consultant or any third party) and (ii) shall not disclose, deliver, provide, disseminate or otherwise make available, directly or indirectly, any Proprietary Information to any third party, in either case without the express written permission of the Company. Consultant may disclose Proprietary Information only to Consultant's employees and agents who have a need to know such Proprietary Information, and who are each obligated by a written agreement to comply with terms and conditions no less restrictive than those set forth in this Agreement. Consultant shall take all reasonable measures, but in any event no less than the same degree of care that it uses to protect its own confidential and proprietary information of similar nature and importance, to protect the confidentiality and avoid the unauthorized use, disclosure, publication, or dissemination of Proprietary Information.

          3.3. Scope. The foregoing obligations in Section 3.2 shall not apply to any Proprietary Information to the extent such Proprietary Information (i) is or becomes generally known or available by publication, commercial use or otherwise through no act or omission of Consultant; (ii) can be demonstrated to be known by Consultant prior to the time of disclosure to Consultant and is not subject to restriction; (iii) can be demonstrated to be independently developed by Consultant without the use of Proprietary Information; or (iv) is lawfully obtained from a third party who has the right to make such disclosure without restriction. In addition, Consultant may use or disclose Proprietary Information to the extent (a) is approved by Company or (b) Consultant is legally compelled to disclose such Proprietary Information, provided that Consultant shall use reasonable efforts to give advance notice of such compelled disclosure to Company, and shall cooperate with Company in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Proprietary Information.

          3.4. No Insider Trading. In addition, Consultant shall abide by all federal securities laws and the insider trading policies of the Company.

4.    Ownership.

          4.1. Creations. "Creations" shall include, without limitation, all works of authorship, materials, software programs, writings, patent applications (and contributions thereto), designs, discoveries, ideas, inventions, processes, formulas, technology and other creations (and any related improvements or modifications to the foregoing) that are conceived of, created or otherwise developed by or for Consultant (alone or with others), or result from or are suggested by any work performed by or for Consultant (alone or with others), (i) for Company or any affiliates thereof prior to the Effective Date, (ii) in connection with Consultant's activities for Company during the period in which Consultant provides the Services to Company, whether or not conceived of, created or otherwise developed during regular business hours and (iii) if based on Proprietary Information, after termination of Consultant's Services. Creations shall include, without limitation, all materials delivered to Company in connection with this Agreement.

          4.2.  Assignment; Waiver of Rights.

               (i) Subject to Section 4.3, Consultant hereby irrevocably assigns, and agrees to assign irrevocably, without additional compensation, all right, title and interest in and to all Creations (whether currently existing or conceived, created or otherwise developed later) to Company, effective upon the inception, conception, creation or development thereof. All such

Creations shall be deemed Proprietary Information and the sole property of Company, with Company having the right to obtain and hold in its own name any applications, registrations, patents and/or such other protection as may be appropriate to the subject matter, and any renewals and extensions (including, without limitation, any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations) thereof. To the extent permitted by applicable law, any copyrightable Creation shall be deemed a work made for hire. Consultant will promptly inform Company of any such Creations. Consultant will (whether during or after the period of its consulting arrangement with Company) give the Company and any person designated by the Company any reasonable assistance to perfect Company's rights in and to the Creations, including, without limitation, executing such written instruments as prepared by Company and doing such other acts as may be necessary in the opinion of Company to obtain a patent, register a copyright, or otherwise enforce Company's rights in such Creations (and Consultant hereby irrevocably appoints Company and any of its officers as its attorney in fact to undertake such acts in its name).

              (ii) To the extent, if any, that a Creation is unassignable or that Consultant retains any right, title or interest with respect to any Creation that is delivered to Company or relates to Services performed for Company, Consultant hereby grants to the Company a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify all or any portion of such Creations, including, without limitation, the right and license to make additions to or deletions from such Creations, regardless of the medium (now or hereafter known) into which such Creations may be modified and regardless of the effect of such modifications on the integrity of such Creations, and to identify Consultant, or not to identify Consultant, as one or more authors of or contributors to such Creations or any portion thereof, whether or not such Creations or any portion thereof have been modified. Consultant further waives any "moral" rights, or other rights with respect to attribution of authorship or integrity of such Creations, Consultant may have under any applicable law, whether under copyright, trademark, unfair competition, defamation, right of privacy, contract, tort or other legal theory.

          4.3.  Exclusions.

               4.3.1. The assignment obligations in Section 4.2(i) shall not apply to any works of authorship, materials, software programs, writings, patent applications (and contributions thereto), designs, discoveries, ideas, inventions, processes, formulas, technology and other creations (and any related improvements or modifications to the foregoing) conceived of, created or otherwise developed by or for Consultant (alone or with others), to the extent that any such creations (i) that Consultant can demonstrate were conceived of, created or otherwise developed by or for Consultant (alone or with others) prior to commencement of Consultant's consulting services for Company or any affiliates thereof and without the use of any Proprietary Information and (ii) that Consultant can demonstrate are created by Consultant for itself or other clients not affiliated with the Company (collectively, "Other Creations"). In addition, Consultant understands that the assignment obligations in Section 4.2(i) shall not apply to Creations that qualify fully under Sections 2870(a) of the California Labor Code, if applicable, which is set forth on Exhibit B.

               4.3.2. To the extent that the provision of the Services requires the use of any Other Creation, or other confidential or proprietary information or materials of Consultant or any third party (collectively, "Consultant Proprietary Information"), Consultant shall obtain the prior written authorization of Company for the use thereof, and Consultant agrees to notify the Company in writing before Consultant makes any disclosure to, or performs any work on behalf of, the Company that appears to conflict with proprietary rights which Consultant or any third party claims in any Other Creation or Consultant Proprietary Information. If Consultant fails to obtain such authorization or give such notice, Consultant agrees that it will make no claim against the Company with respect to any such Other Creation or Consultant Proprietary Information and shall indemnify, defend and hold harmless Company from any third party claim relating to any such Other Creation or Consultant Proprietary Information. To the extent any Creations or deliverables hereunder use, include, incorporate, or otherwise depend upon the use of, any Other Creation or any Consultant Proprietary Information, Consultant hereby grants to Company a worldwide, perpetual, freely assignable, fully paid, royalty-free license (including the right to sublicense others) to use, make, sell, reproduce, distribute, export, modify, create derivative works based on, perform and display publicly and disclose any and all such Other Creations and Consultant Proprietary Information, in any form, without any obligation to account to Consultant or any third party. Consultant hereby represents, warrants and covenants that it has and will have full right, power and authority to control the use and disposition of (including, without limitation, the right to grant licenses with respect to) any such Other Creations and Consultant Proprietary Information.

5. Return of Company Property. On termination of this Agreement, or at any time the Company so requests, Consultant will deliver immediately to the Company all property belonging to the Company, whether given to Consultant by Company or created by Consultant (alone or with others) in the course of providing the Services, and all information and material containing or constituting Proprietary Information, including any copies in Consultant's possession or control, whether prepared by Consultant or by others.

6.    Representations and Warranties of Consultant.

          6.1. Original Development. Consultant represents, warrants and covenants that (i) during Company's retention of Consultant, Consultant will not disclose to Company, or use, or induce Company to use, any confidential, proprietary or trade secret information of others; and (ii) performance of the terms of this Agreement will not breach any obligation of Consultant to keep any information or materials in confidence or in trust prior to being retained by Company.

          6.2. Warranty of Expertise. Consultant represents, warrants and covenants that Consultant is highly skilled and experienced in providing the Services required under the Statement of Work that Consultant enters into hereunder. Consultant acknowledges that Company is relying on Consultant's skill and expertise in the foregoing for the performance of this Agreement, and agrees to notify Company whenever Consultant does not have the necessary skill and experience to fully perform hereunder.

          6.3. Other Agreements. Consultant represents, warrants and covenants that Consultant's signing of this Agreement and the performance of Consultant's Services hereunder is not and will not be in violation of or conflict with any other oral or written contract, agreement or understanding to which Consultant is a party or by which Consultant is bound.

          6.4. Non-Infringement. Consultant represents, warrants and covenants that (i) Consultant has the full power to enter into this Agreement and to perform its obligations hereunder; (ii) Consultant has the sole and exclusive right to grant the rights and assignments granted herein, without the need for any assignments, releases, consents, approvals, immunities or other rights not yet obtained; (iii) the Services and the Creations (and the reproduction, distribution, modification, display, performance and use thereof) do not and will not infringe or misappropriate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party, and are not and will not be defamatory or obscene; and (iv) each of Consultant's employees and contractors (if any, pursuant to Section 2.1) involved in the performance of the Services have executed (or prior to any such involvement, will execute) a written agreement with Consultant in which such persons (a) assign to Consultant all right, title, and interest in and to the Creations in order that Consultant may fully grant the rights to Company as provided herein and agree that they will have no claim against the Company for contingent compensation or broker fees and (b) agree to be bound by confidentiality and non-disclosure obligations no less restrictive than those set forth in this Agreement.

7. Indemnification. Consultant will indemnify, hold harmless and, at Company's option, defend Company (and the officers, directors, employees and agents of Company and its successors, licensees and assigns) from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees, costs and expenses) associated with any claim, action or proceeding brought against the Company by a third party ("Liability Claims") arising out of or relating to (i) any breach (or claim that, if true, would be a breach) of any of the provisions of this Agreement, including, without limitation, the representations and warranties of Consultant contained herein and (ii) any infringement, misappropriation or violation by the Creations or the Services of any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third party ("Claim"). The Company shall notify Consultant promptly of any Claim, provided, however, that the failure to give such notice shall not relieve Consultant of Consultant's obligations hereunder except to the extent that Consultant was actually and materially prejudiced by such failure. Company may, at its option and expense, participate and appear on an equal footing with Consultant in defending any Claim. Consultant may not settle any Claim without the prior written approval of Company, which approval shall not be unreasonably withheld or delayed. The Company will indemnify, hold harmless, and defend Consultant from and again any and all Liability Claims arising out of or relating to any breach of this Agreement and as a direct result of any false or misleading information provided by the Company to Consultant. The Company may not settle any such Liability Claims without the consent of Consultant.

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

8. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY LEGAL THEORY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL COMPANY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT (REGARDLESS OF THE FORM OR ACTION GIVING RISE TO SUCH LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE) EXCEED THE FEES PAID OR PAYABLE BY COMPANY HEREUNDER.

9. Equitable Relief. Consultant recognizes that (i) the Services contemplated by this Agreement are special, unique and extraordinary in character and (ii) the covenants contained in Sections 3, 4, 5 and 10 hereof are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such covenants, and that Consultant's violation or threatened violation of such covenants will cause Company irreparable harm and significant injury, the amount of which will be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, Consultant agrees that Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief Company deems appropriate, without the necessity of posting of any bond or security. This right shall be in addition to any other remedy available to Company in law or equity.

10. Business Relationships. Consultant acknowledges that Company's relationships with its employees, agents, suppliers, customers and vendors are valuable business assets. Accordingly, Consultant agrees that, during the period of this consulting arrangement with Company and for one (1) year thereafter Consultant will not (for itself or for any third party) divert or attempt to divert from Company any business, employee, agent, supplier, client, customer or vendor, through solicitation or otherwise. Consultant further acknowledges that its engagement or participation, directly or indirectly, in any business in competition with the Company would inherently involve the unauthorized use or disclosure of Proprietary Information. Accordingly, to prevent any such unauthorized use or disclosure, Consultant agrees that it will not, during the term of this Agreement engage or participate, directly or indirectly, in any such competitive business unless it can demonstrate to Company's reasonable satisfaction that there is no reasonable possible risk of such unauthorized use or disclosure. Prior to any such engagement or participation in any such competitive business, Consultant will notify Company and will give Company a reasonable opportunity to determine the degree of any such risk of unauthorized use or disclosure.

11.   Term and Termination.

         11.1. Term. This Agreement shall continue until the earlier of (i) two years from the date hereof, or (ii) termination by either party in accordance with Section 11.2.

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         11.2.  Termination for Convenience.  This Agreement may be terminated by the Company upon thirty (30) days' written notice.

         11.3. Termination for Cause. If either party materially defaults in any of its obligations under this Agreement, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice unless the defaulting party remedies the default within thirty (30) calendar days after receipt of written notice of such default.

         11.4. Effect of Termination. Upon termination of this Agreement, Consultant shall immediately cease performing any Services under this Agreement. Unless this Agreement has been terminated by Company for material breach of Consultant, the Company agrees to pay Consultant compensation due for Services pursuant to Section 2.1, to the extent performed by Consultant prior to the effective date of termination, and such amounts shall be in full satisfaction of any obligation or liability of the Company to Consultant for payments due to Consultant under this Agreement. Sections 2.2, 2.4, 2.5, 3-10, 11.4 and 12 shall survive the expiration or termination of this Agreement. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Neither party will be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

12.  General Provisions

         12.1. Relationship of Parties. It is understood and agreed that Consultant shall perform the Services as an independent contractor and consultant, and Consultant shall not be deemed to be an employee of Company. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the parties. Neither party nor its agents have any authority of any kind to bind the other party in any respect whatsoever, and the relationship of the parties is, and at all times shall continue to be, that of independent contractors.

         12.2.  Notices.   Any notice, request, demand, or other communication
required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (i) when delivered personally; (ii) when sent by facsimile, with written confirmation of receipt;
(iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth in the Preamble on the first page of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section 12.2):

         12.3. Assignment. Consultant shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any obligations under this Agreement without Company's prior written consent (which consent may be withheld in Company's sole discretion). Consultant may assign its rights to payment with

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prior written notice to the Company. Except as provided herein, any purported assignment, transfer, or delegation by Consultant shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         12.4. Governing Law. This contract will be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflicts of laws rules. Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the California state courts in and for San Francisco County, California, U.S.A. (or, if there is federal jurisdiction, the United States District Court for California), and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts.

         12.5. Dispute Resolution. The parties agree that, should any dispute of any nature arise between them during the term of this Agreement, they first attempt to resolve any such dispute amicably through discussion and negotiation. If a dispute cannot be resolved informally, the parties will exchange their views in writing and will meet and confer in person or by telephone and attempt in good faith to resolve the dispute prior to commencing any legal action before any court, administrative agency or other tribunal. If the foregoing process fails, any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in San Francisco, California, in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, and applying California state law, or if applicable, U.S. federal law. Notwithstanding the foregoing, either party may seek injunctive or other equitable relief in a court of competent jurisdiction pending the outcome of such arbitration. Judgment upon the decision rendered by such arbitration may be entered in any court having competent jurisdiction.

         12.6. Construction. This Agreement has been negotiated by the parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against either party.

         12.7. Waiver of Statute of Limitations. Consultant hereby waives the benefit of any statute of limitations affecting Consultant's liability under this Agreement or the enforcement of the Agreement to the full extent permitted by law.

         12.8. Attorneys' Fees. If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a dismissal without prejudice, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorney fees paid or incurred in good faith.

         12.9. Waiver. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself

                                       9
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of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

        12.10. Severability. If the application of any provision of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by an arbitration panel or a court of competent jurisdiction, then (i) the validity and enforceability of such provision as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (ii) such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties and reformed without further action by the parties to the extent necessary to make such provision valid and enforceable.

        12.11. Captions and Section Headings. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

        12.12. Counterparts. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

        12.13. Entire Agreement. This Agreement, including any Exhibits attached hereto which are incorporated herein by reference, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, agreements and communications, whether oral or written, between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of the party against which enforcement of the amendment or modification is sought.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

AGREED TO BY:

COMPANY                           CONSULTANT

________________________________  _________________________________________
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
By:                                       By:
   ------------------------------------      -----------------------------------
Title:                                    Title:
      ---------------------------------         --------------------------------
Date:                                     Date:
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                                   EXHIBIT A
                                   ---------

                               STATEMENT OF WORK

     General Responsibilities: Consultant shall be reasonably available at all times to perform any services requested by the Company. Such services may include research and development of the Company's intellectual property, providing advice to the Company's board of directors or management and performing such other duties as may be requested by the Company's board of directors or management. From time to time, such services may require substantially all of Consultant's time.

     Meetings: Consultant is expected to attend periodic meetings with the Company, when and as requested by the Company. Consultant must attend at least 75% of the meetings held in person. There will be at least six (6) meetings each year at the Company's offices, or at such other place deemed reasonable by the Company. Scheduled meetings will have thirty day advance notice to members and the Company will make reasonable efforts to coordinate meeting dates to accommodate Consultant's schedule.

     Additional Responsibilities: In addition to the above responsibilities, Consultant shall perform the following tasks:

     1. Identify potential strategic partners and/or licensing or other joint venture projects ("Projects") which Consultant feels to be profitable to the Company

     2. Present the potential Project to the Company's management for discussion prior to contacting such partner.

     3. Discuss strategic planning for negotiation of any project with the Company and comply with management directives regarding such negotiation. If management is pursuing its own negotiations with any potential partner or otherwise feels that pursuing any Project is not in the best interest of the Company, Consultant shall refrain from contacting such persons or pursuing such negotiations.

     4. Negotiate the provisional terms of any Project on behalf of the Company. Management of the Company shall be apprised of all developments in any negotiation and shall have the right to comment on any document prepared. Consultant shall have no right to bind the Company to any transaction or agreement.

     Excluded Projects:

     1. Any project, business venture or agreement which is not specifically authorized by the Company to be negotiated by Consultant , or for which Consultant does not follow the terms of this Exhibit A or the agreement to which this Exhibit A is attached, shall not be considered a Project for purposes of this Agreement and the compensation listed hereunder.

     2. Management of the Company shall have the right to stop any negotiations between Consultant and any third party upon request at any time if it believes that such cessation is in the best interest of the Company.

     3. The Company shall have the right to designate certain projects outside the scope of the payment schedule of this Agreement, which may include all projects which the Company is currently actively negotiating.

     4. In addition to the foregoing exclusions, if Consultant does not present a fully negotiated and documented transaction within six (6) months after first being authorized to begin such negotiation, the Company shall have the right to notify Consultant that it intends in 90 days after the date of such notice to negotiate the and consummate the terms of any Project, whether or not Consultant (a) initially identified such Project or (b) has begun negotiations or discussions with respect to such Project, and such transaction or agreement shall no longer be considered a Project for purposes of this Agreement.

     Company Responsibilities: The Company shall provide Consultant with all information reasonably requested by it and shall make its officers and professionals available to them at reasonable times and upon reasonable notice. The Company shall provide reasonable cooperation and assistance to Consultant in connection with the performance of Consultant's duties hereunder.

     Compensation:

     1. The Company shall grant Consultant an option to purchase the Company's common stock in form attached hereto as Exhibit 1.

     2. In addition Consultant shall receive a bonus (the "Bonus") of 1.25% of all amounts over one hundred million dollars ($100,000,000) received by the Company on one or more Projects entered into by the Company in the two year period after the Effective Date of the Agreement to which this Exhibit A is attached. All Bonus payments shall be in the same form of consideration as is received by the Company for the Project (unless otherwise agreed in writing between the Company and Consultant). Payment of any Bonus shall be made at the end of the first fiscal quarter in which the Company has received in excess of $100,000,000 from all qualified Projects. If there are any unpaid Bonus amounts due under the terms of any Project at the time of payment of the first Bonus payment hereunder, an amount equal to 1.25% of any later received amounts shall be paid to each member when such amounts are received by the Company. The Company shall have no responsibility for reallocating any Bonus payment paid to Consultant among Consultant and other consultants or employees working with Consultant. The right to receive Bonus payments only (and not any obligations hereunder) may be assigned by Consultant on prior written notice to the Company.

     3. Upon termination of the Agreement, Consultant will have the right to receive, for a period of three (3) months after such term, any Bonus payment received by the Company for Projects consummated if such Project was first authorized by the Company prior to termination of the Agreement. Nothing in this section shall be construed to give Consultant any greater rights to payment than if the Agreement were not terminated.

     Other Agreement: In addition to the other agreements hereunder, Consultant agrees that it will not beneficially own or have the right to acquire more than 7.0% of the Company's common stock.

                                  EXHIBIT B

                     CALIFORNIA LABOR CODE SECTION 2870(a)


     Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to any invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer, or (2) result from any work performed by the employee for the employer.

                                                       EXHIBIT 1 TO EXHIBIT 10.2



               INTERACTIVE NETWORK, INC. 1999 STOCK OPTION PLAN

                         NOTICE OF STOCK OPTION AWARD
                         ----------------------------
                              (Consultant Award)


     Grantee's Name and Address:     _______________________________

                                     _______________________________

                                     _______________________________

     You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Award (the "Notice"), the Plan and the Stock Option Award Agreement (the "Option Agreement") attached hereto, as follows:

     Award Number                        ____________________________________

     Date of Award                       ____________________________________

     Exercise Price per Share            $___________________________________

     Total Number of Shares subject
     to the Option                       250,000

     Total Exercise Price                $___________________________________

     Type of Option:                     Non-Qualified Stock Option

     Expiration Date:                    Second Anniversary of the Date of Award

     Post-Termination Exercise Period:   Three (3) Months

Vesting Schedule:
----------------

     Subject to the limitations set forth in this Notice, the Plan and the Option Agreement, all Shares subject to the Option are fully vested and may be exercised, in whole or in part, at any time until the Expiration Date.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

                                        Interactive Network, Inc.,
                                        a California corporation

                                        By: ________________________________

                                        Title: _____________________________

THE GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE COMPANY'S 1999 STOCK OPTION PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE.

  The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Notice, the Plan or the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________    Signed: __________________________________
                                                      Grantee

                                                    Award Number: ___________


               INTERACTIVE NETWORK, INC. 1999 STOCK OPTION PLAN

                         STOCK OPTION AWARD AGREEMENT
                         ----------------------------

     1.   Grant of Option.  Interactive Network, Inc., a California corporation
          ---------------
(the "Company"), hereby grants to the Grantee (the "Grantee") named in the Notice of Stock Option Award (the "Notice"), an option (the "Option") to purchase the Total Number of Shares of Common Stock subject to the Option (the "Shares") set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the "Exercise Price") subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the "Option Agreement") and the Company's 1999 Stock Option Plan (the "Plan") adopted by the Company, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

     2.   Exercise of Option.
          ------------------

          (a)   Right to Exercise.  The Option shall be fully exercisable
                -----------------
during its term as set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Related Entity Disposition. No partial exercise of the Option may be for less than the lesser of five percent (5%) of the total number of Shares subject to the Option or the remaining number of Shares subject to the Option. In no event shall the Company issue fractional Shares.

          (b)   Method of Exercise.  The Option shall be exercisable only by
                ------------------
delivery of an Exercise Notice (attached as Exhibit A) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, such other representations and agreements as to the holder's investment intent with respect to such Shares and such other provisions as may be required by the Administrator. The Exercise Notice shall be signed by the Grantee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(c), below.

          No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.

          (c)   Taxes.  No Shares will be delivered to the Grantee or other
                -----
person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations.

     3.   Method of Payment.  Payment of the Exercise Price shall be by any of
          -----------------
the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law.

          (a)   cash;

          (b)   check; or

          (c) through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

     4.   Restrictions on Exercise.  The Option may not be exercised if the
          ------------------------
issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. In addition, the Option, if an Incentive Stock Option, may not be exercised until such time as the Plan has been approved by the stockholders of the Company.

     5.   Termination or Change of Continuous Service.  In the event the
          -------------------------------------------
Grantee's Continuous Service terminates, the Grantee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise the Option during the Post-Termination Exercise Period. In no event shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee's change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and, except to the extent otherwise determined by the Administrator, continue to vest. Except as provided in Sections 6 and 7 below, to the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

     6.   Disability of Grantee.  In the event the Grantee's Continuous
          ---------------------
Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent he or she was otherwise entitled to exercise it on the Termination Date. To the extent that the Grantee is not entitled to exercise the Option on the Termination Date, or if the Grantee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

     7.   Death of Grantee.  In the event of the termination of the Grantee's
          ----------------
Continuous Service as a result of his or her death, or in the event of the Grantee's death during the Post-Termination Exercise Period or during the twelve
(12) month period following the Grantee's

Termination of Continuous Service as a result of his or her Disability, the Grantee's estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option at the date of termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Grantee is not entitled to exercise the Option on the date of death, or if the Option is not exercised to the extent so entitled within the time specified herein, the Option shall terminate.

     8.   Non-Transferability of Option.  The Option may not be transferred in
          -----------------------------
any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee.

     9.   Term of Option.  The Option may be exercised no later than the
          --------------
Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

     10.  Tax Consequences.  Set forth below is a brief summary as of the date
          ----------------
of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

          (a)   Exercise of Non-Qualified Stock Option.  On exercise of a Non-
                --------------------------------------
Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee's compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b)   Disposition of Shares.  In the case of a Non-Qualified Stock
                ---------------------
Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of 20%.

     11.  Entire Agreement: Governing Law.  The Notice, the Plan and this Option
          -------------------------------
Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Option Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     12.  Headings.  The captions used in the Notice and this Option Agreement
          --------
are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

     13.  Interpretation.  Any dispute regarding the interpretation of the
          --------------
Notice, the Plan, and this Option Agreement shall be submitted by the Grantee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting.

                                   EXHIBIT A
                                   ---------

               INTERACTIVE NETWORK, INC. 1999 STOCK OPTION PLAN

                                EXERCISE NOTICE
                                ---------------

Interactive Network, Inc.
1161 Old County Road
Belmont, CA 94002


Attention: Secretary

     1.   Exercise of Option.  Effective as of today, ______________, ___ the
          ------------------
undersigned (the "Grantee") hereby elects to exercise the Grantee's option to purchase ___________ shares of the Common Stock (the "Shares") of Interactive Network, Inc. (the "Company") under and pursuant to the Company's 1999 Stock Option Plan (the "Plan") and Stock Option Award Agreement (the "Option Agreement") and Notice of Stock Option Award (the "Notice") dated June __, 1999.

     2.   Representations of the Grantee.  The Grantee acknowledges that the
          ------------------------------
Grantee has received, read and understood the Notice, the Plan, and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     3.   Rights as Stockholder.  Until the stock certificate evidencing such
          ---------------------
Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

     4.   Delivery of Payment.  The Grantee herewith delivers to the Company
          -------------------
the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(c) of the Option Agreement.

     5.   Tax Consultation.  The Grantee understands that the Grantee may
          ----------------
suffer adverse tax consequences as a result of the Grantee's purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice

     6.   Taxes.  The Grantee agrees to satisfy all applicable federal, state
          -----
and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

     7.   Successors and Assigns.  The Company may assign any of its rights
          ----------------------
under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

     8.   Headings.  The captions used in this Exercise Notice  are inserted for
          --------
convenience and shall not be deemed a part of this agreement for construction or interpretation.

     9.   Interpretation.  Any dispute regarding the interpretation of this
          --------------
Exercise Notice shall be submitted by the Grantee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting.

     10.  Governing Law; Severability.  This Exercise Notice is to be construed
          ---------------------------
in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

     11.  Notices.  Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     12.  Further Instruments.  The parties agree to execute such further
          -------------------
instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

     13.  Entire Agreement.  The Notice, the Plan, and the Option Agreement are
          ----------------
incorporated herein by reference, and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee.


Submitted by:                              Accepted by:

GRANTEE:                                   INTERACTIVE NETWORK, INC.
                                           By:____________________________________________________

_______________________________________    Title:_________________________________________________
              (Signature)

Address:                                   Address:

---------------------------------------    -------------------------------------------------------

---------------------------------------    -------------------------------------------------------
